UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 3, 2006

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

Effective April 3, 2006, HEI and HECO each entered into its separate respective revolving unsecured credit agreement establishing line of credit facilities of $100 million and $175 million, respectively, with a syndicate of eight financial institutions. HEI’s agreement also has a letter of credit sub-facility. HEI’s agreement has a 5 year term and expires on March 31, 2011. HECO’s agreement has an initial term which expires on March 29, 2007, but its term will automatically extend to 5 years if the longer-term agreement is approved by the Public Utilities Commission of the State of Hawaii (PUC). The HEI and HECO credit agreements are filed as Exhibits 10.1 and 10.2 to this Form 8-K, respectively. This Form 8-K contains only a brief summary of certain provisions of these agreements, which should be referred to for their detailed provisions.

Annual fees on the undrawn commitments are 10 basis points for HEI and 8 basis points for HECO. Each credit agreement contains provisions for revised pricing in the event of a ratings change. For example, a ratings downgrade of HEI’s and HECO’s Senior Debt Rating (e.g., from BBB/Baa2 to BBB-/Baa3 by Standard & Poor’s (S&P) and Moody’s Investors Service’s (Moody’s), respectively, for HEI; from BBB+/Baa1 to BBB/Baa2 by S&P and Moody’s, respectively, for HECO) would result in a 2.5 and 2.0 basis points higher commitment fee for HEI and HECO, respectively, and a 10 basis points higher interest rate on any drawn amounts for both HEI and HECO. On the other hand, a ratings upgrade (e.g., from BBB/Baa2 to BBB+/Baa1 for HEI; from BBB+/Baa1 to A-/A3 for HECO) would result in a 2.0 and 1.0 basis points lower commitment fee for HEI and HECO, respectively, and a 10 basis points lower interest rate on any drawn amounts for both HEI and HECO.

Neither of the credit agreements contain clauses that would affect access to the lines by reason of a ratings downgrade, nor do they have broad “material adverse change” clauses. However, each of the credit agreements contains customary conditions that must be met in order to draw on them, including but not limited to the continued accuracy of the respective company’s representations and compliance with several affirmative and negative covenants (such as covenants relating to (i) the timely delivery of financial and other information, (ii) compliance with laws, (iii) the preservation of the corporate existence of HEI and HECO and their respective significant subsidiaries, (iv) limitations on the incurrence of liens, (v) preventing their respective subsidiaries from entering into agreements that restrict the ability of the subsidiaries to pay dividends to, or to repay borrowings from, their parent corporations and (vi) in the case of HECO, restricting its ability as well as the ability of its subsidiaries to guarantee additional indebtedness of the subsidiaries if such additional debt would cause the subsidiary’s Consolidated Subsidiary Funded Debt to Capitalization Ratio (as defined in the agreement) to exceed 0.65 to 1.00 (Ratio of 0.48 to 1.00 for Hawaii Electric Light Company, Inc. and 0.44 to 1.00 for Maui Electric Company, Limited as of December 31, 2005)).

Each agreement also specifies a number of defaults which, either automatically or with notice and the passage of time without cure, could result in the unavailability of the facilities and an acceleration of any outstanding borrowings. In addition to customary defaults, such as the failure (with certain exceptions) by the applicable company or its significant subsidiaries to make payments or perform other obligations under the credit agreement or with respect to other Material Indebtedness (as defined in the agreement) of the company or its significant subsidiaries, each agreement has additional financial ratio maintenance and other requirements and failure to maintain the ratios or meet the other requirements will result in an event of default. For example, under its agreement, HEI is required to maintain a nonconsolidated Capitalization Ratio of 0.50 to 1.00 or less (Ratio of 0.26 to 1.00 as of December 31, 2005) and Consolidated Net Worth of $850 million (Net Worth of $1.3 billion as of December 31, 2005), each as defined in the agreement, and it is an event of default if the ratio and net worth are not maintained, if there is a Change in Control of HEI (as defined in the agreement), if any event or condition occurs that results in any Material Indebtedness (as defined in the agreement) of HEI or its significant subsidiaries being subject to acceleration prior to its scheduled maturity, or if ASB fails to remain well capitalized and to maintain specified minimum capital ratios. Under its agreement, HECO is required to maintain a Consolidated Capitalization Ratio of 0.35 to 1.00 (Ratio of 0.53 to 1.00 as of December 31, 2005) and it is an event of default if HECO fails to maintain that ratio, fails to remain a wholly-owned subsidiary of HEI or if any event or condition occurs that results in any Material Indebtedness (as defined in the agreement) of HECO or its significant subsidiaries being subject to acceleration prior to its scheduled maturity.

Also effective April 3, 2006, HEI entered into a $75 million bilateral revolving unsecured credit agreement with Merrill Lynch Bank USA which expires on December 27, 2006. The terms and conditions of this credit agreement are similar to HEI’s $100 million 5-year revolving unsecured credit agreement, but there are no fees associated with this line of credit and there are different interest rates on drawn amounts and different provisions for revised pricing in the event of a ratings change. For example, a ratings downgrade from BBB/Baa2 to BBB-/Baa3 by S&P and Moody’s, respectively, would result in a 15 basis point increase in interest rates, and a ratings upgrade to BBB+/Baa1 would result in a 7.5 basis point decrease in interest rates.

HEI’s credit facilities, totaling $175 million, will be maintained by HEI to support the issuance of commercial paper, but also may be drawn for general corporate purposes. These facilities replace HEI’s four bilateral bank lines of credit totaling $80 million, which were terminated concurrently with the effectiveness of these new facilities. The Company intends to use the new facilities most immediately to support the issuance of commercial paper to refinance its $100 million of Series C medium-term notes maturing on April 10, 2006.

HECO’s $175 million credit facility will be maintained by HECO to support the issuance of commercial paper, but also may be drawn for capital expenditures and general corporate purposes. This facility replaces HECO’s six bilateral bank lines of credit totaling $180 million, all of which were terminated concurrently with the effectiveness of the new syndicated facility. HECO expects to file with the PUC in the second quarter of 2006 an application seeking approval to extend the termination date of its credit agreement from March 29, 2007, to March 31, 2011.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Credit Agreement, dated as of March 31, 2006, among HEI, as Borrower, The Lenders Party Hereto and Bank of Hawaii, as Co-Syndication Agent, and First Hawaiian Bank, as Co-Syndication Agent, and Wells Fargo Bank, N.A., as Co-Documentation Agent, and U.S. Bank National Association, as Co-Documentation Agent, and Union Bank of California, N.A., as Co-Documentation Agent, and The Bank of New York, as Administrative Agent, and BNY Capital Markets, Inc., as Sole Lead Arranger and Book Runner

Exhibit 10.2	Credit Agreement, dated as of March 31, 2006, among HECO, as Borrower, The Lenders Party Hereto and Bank of Hawaii, as Co-Syndication Agent, and First Hawaiian Bank, as Co-Syndication Agent, and Wells Fargo Bank, N.A., as Co-Documentation Agent, and U.S. Bank National Association, as Co-Documentation Agent, and Union Bank of California, N.A., as Co-Documentation Agent, and The Bank of New York, as Administrative Agent, and BNY Capital Markets, Inc., as Sole Lead Arranger and Book Runner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: April 6, 2006	Tayne S. Y. Sekimura Financial Vice President (Principal Financial Officer of HECO) Date: April 6, 2006

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